PRESS RELEASE July 9, 2012 For Immediate Release

FTC ISSUES STAFF OPINION FOR CRAILAR "FLAX"
DESIGNATION ON PRODUCTS

Material Difference From Linen Acknowledged and Unique Product Labeling Allowed for Merchandising

Victoria, B.C. and Portland, Ore. (July 9, 2012) - The Federal Trade Commission has issued a staff opinion that Naturally Advanced Technologies Inc. ("NAT" or the "Company") (TSXV: NAT) (OTCBB: NADVF), which produces and markets CRAiLAR(R) Flax Fiber, will merchandise products with a generic "flax" designation on content labels, rather than linen, lending further definition to the unique nature of the process and the Company's resulting product.

In a letter dated June 26, 2012, the FTC wrote:

"Based on the information about the CRAiLAR(R) process and the attributes of the fibers you provide in your letter, we conclude that describing these fibers as flax on labels attached to textile fiber products made from the fibers would comply with the Rules.  We also conclude that describing these fibers as linen rather than flax could mislead or deceive consumers.  We base these conclusions on your assertions that the CRAiLAR(R) process involves a manner of obtaining flax fibers that does not chemically alter them, that the attributes of the fibers differ from those of linen, and that international standards and practice as well as the U.S. government recognize the use of the term "flax" to describe flax fibers that have not been chemically changed."

"This is an important step in defining the groundbreaking nature of CRAiLAR," said Jay Nalbach, Chief Marketing Officer of NAT. "Our process results in a pure flax product that feels and can be cared for like cotton, and we believe that articulating that at retail is an important part of the unique brand proposition for CRAiLAR Flax, to the merchandising opportunities of our partner brands, and to the relationship we intend to build with consumers."

NAT today supplies its CRAiLAR Flax to HanesBrands, Georgia-Pacific, and Brilliant Global Knitwear for commercial use, and to Levi Strauss & Co., Cintas, Carhartt, Ashland, Westex, Target and PVH Corp for evaluation and development. NAT is in construction on its first full-scale production facility in Pamplico, South Carolina, and anticipates it will be delivering fiber from the facility in Q3 2012. It will partner with Tintoria Piana and Barnhardt Manufacturing on the processing of that fiber.

About Naturally Advanced Technologies Inc.

Naturally Advanced Technologies Inc., through its wholly owned subsidiary, CRAiLAR(R) Fiber Technologies Inc., has developed proprietary technologies for production of bast fibers, cellulose pulp, and their resulting by-products in collaboration with Canada's National Research Council. It's renewable and environmentally sustainable biomass resources from flax, hemp and other bast fibers offer cost-effective and environmentally sustainable processing and production, along with increased performance characteristics for use in textile, industrial, energy, medical and composite material applications. The Company was founded in 1998 as a provider of environmentally friendly, socially responsible clothing. For more information, visit

www.naturallyadvanced.com.

Neither the TSX Venture Exchange Inc. nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Forward-Looking Statement Disclaimer
This news release includes certain statements that may be deemed "forward-looking statements". All statements in this news release, other than statements of historical facts, are forward-looking statements. Forward-looking statements or information are subject to a variety of risks and uncertainties which could cause actual events or results to differ from those reflected in the forward-looking statements or information and including, without limitation, risks and uncertainties relating to: any market interruptions that may delay the trading of NAT's shares, technological and operational challenges, needs for additional capital, changes in consumer preferences, market acceptance and technological changes, dependence on manufacturing and material supplies providers, international operations, competition, regulatory restrictions and the loss of key employees. In addition, NAT's business and operations are subject to the risks set forth in its most recent Form 10-K, Form 10-Q and other SEC filings which are available through EDGAR at www.sec.gov. These are among the primary risks we foresee at the present time. NAT assumes no obligation to update the forward-looking statements.

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Media Contact:
Ryan Leverenz
Naturally Advanced Technologies
(415) 999-1418
ryan.leverenz(at)naturallyadvanced(dot)com

Investor Contact:
Rick Anguilla
Guidance Counsel
(503) 820-3565
ir(at)naturallyadvanced.com

Corporate Officer:
Guy Prevost
CFO
(866) 436-7869
ir(at)naturallyadvanced.com